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                                                                   EXHIBIT 10.81

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on the Effective Date (as hereinafter defined) by and between OPTIMUM CARE SOURCE, LLC, a California limited liability company ("Employer"), and JOSEPH H. DADOURIAN ("Employee").

                                    RECITALS

         A. Employer provides administrative and management services in connection with behavioral health care services and counseling at skilled nursing facilities and similar health care facilities (the "Services").

         B. Employee is a shareholder of Professional Care Source, Inc. ("Care Source"), which is a member of Employer.

         C. Employer desires to retain the services of Employee as described herein.

         D. The parties hereto each desire to enter into an employment agreement to set forth the terms and conditions of Employee's employment relationship with Employer, to recognize and compensate the contributions of Employee, and to assure continuous harmonious management of the affairs of Employer.

                                    AGREEMENT

         IN CONSIDERATION of the facts set forth above and the mutual covenants set out below, the parties agree as follows:

1.       EMPLOYEE'S OBLIGATIONS.

         1.1 Employment Relationship. Employer hereby employs Employee and Employee hereby accepts and agrees to such employment on the terms and conditions set forth in this Agreement. Employee's employment shall begin on the date of the filing of the Articles of Organization of Employer (the "Effective Date"). Employee shall perform all such duties and responsibilities for Employer and shall occupy such positions and offices in Employer as Employer may from time to time determine. In addition, Employee shall have the specific duties set forth on Exhibit "A" hereto.

         1.2 Scope of Duties. Employee agrees that, during the term of employment under this Agreement, Employee will devote so much of his/her productive time, attention and energies as may be necessary to perform his/her duties hereunder. Nothing in this Section 1.2 shall prohibit Employee from spending reasonable amounts of time in teaching, charitable and professional activities, provided that such activities do not materially


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interfere with the services Employee agrees to render to Employer under this
Agreement and do not violate Section 5.2, below.

2.       EMPLOYER'S RESPONSIBILITIES.

         2.1 Compensation. For all services rendered by Employee under this Agreement, including any services as an officer or director of Employer, and performing any other duties assigned by Employer, Employer shall pay to Employee the compensation set forth on Exhibit "B" (the "Salary"), which is incorporated herein by reference. Such Salary shall be paid in accordance with Employer's regular payroll procedures.

         2.2 Bonuses. In addition to the Salary, Employee may receive a bonus or bonuses if voted by the Management Committee of Employer, as set forth in the initial business plan of Employer and in each annual budget using criteria developed from time to time by the Management Committee.

         2.3 Benefits. Employer agrees to pay Employee such benefits as the Board of Directors of Employer may, in its sole discretion, determine from time to time, as set forth in the initial business plan of Employer and in each annual budget, and or as Employee may become entitled to receive or participate in under any employees' hospital and surgical benefits plan or other incentive or benefit plan of Employer as may now or hereafter exist.

         2.4 Deductibility of Compensation. Any payments made to Employee as an employee of Employer as a Salary or other compensation payment (if any) which shall be disallowed, in whole or in part, as a deductible expense to Employer for federal, state, local or any other tax purpose by the Internal Revenue Service or any state tax authority shall be reimbursed by Employee to Employer to the full extent of such disallowance within six (6) months after the date on which Employer received notice of such disallowance. Employer shall not be required to legally defend any such proposed disallowance, and the amount required to be reimbursed by Employee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payment to Employer by Employee, the Board of Directors of Employer, in its discretion, may withhold amounts from Employee's future compensation payments until the amount owed to Employer has been fully recovered.

         2.5 Reimbursement for Expenses. Employer shall, upon presentation of receipts or other appropriate documentation, reimburse Employee for reasonable expenses incurred on behalf of Employer for transportation, travel, entertainment or similar items incurred in the promotion and maintenance of Employer's business and the furtherance of Employee's professional capability, but only to the extent that the same are specifically approved by Employer.


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         2.6      Leave. During the term of this Agreement, Employee shall be entitled to be absent from employment for such total periods of vacation, continuing education, annual leave, sick leave, disability leave, maternity/paternity leave or other leave time during each fiscal year in accordance with Employer's leave policies as may be determined by Employer from time to time, which policies shall be subject to change in the sole discretion of Employer. Employee shall schedule vacation and continuing education leave at such time as will least interfere with the business of Employer. Unused vacation or education leave may be carried over from year to year only if permitted by, and in accordance with, such leave policies as may be adopted by Employer from time to time.

         2.7 Deductions. The salary payable to Employee under this Agreement shall be subject to federal and state income tax withholding, social security and state disability insurance withholding, and such other tax deductions as are required by federal, state and/or local law.

3.       RIGHTS OF EMPLOYER.

         3.1 Control by Employer. In rendering services on behalf of Employer pursuant to this Agreement, Employee shall at all times be subject to the full control and authority of Employer.

         3.2 Records. All business records and documents pertaining to Employer or its activities, are and shall remain exclusively the property of Employer. Employee shall not have or acquire any interest or right in or to any of such records, documents, files or materials whatsoever, other than the right to access during reasonable business hours during the term of this Agreement in order to review and copy Employer's records for any reasonable business purpose.

4.       TERM AND TERMINATION.

         4.1 Term. The initial term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year. This Agreement shall thereafter automatically renew for consecutive additional one (1) year terms, unless sooner terminated as provided for in this Agreement.

         4.2        Termination.

                  4.2.1 By Either Party Without Cause. Following the initial term of this Agreement, this Agreement may be terminated by either party at any time, without cause, upon no less than 90 days' written notice to the other party. During the initial term of this Agreement, this Agreement may not be terminated except as described in Sections 4.2.2 and 4.2.3 below. In the event that Employer terminates this Agreement other than as described in Sections
4.2.2 and 4.2.3 below, Employee shall be entitled to the


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Salary for the remaining period of the initial term following termination by
Employer. In consideration of the payment of the Salary, Employee shall execute and deliver a settlement and release in such form as is acceptable to Employer.

                  4.2.2 With Cause. This Agreement may be terminated by Employer at any time upon thirty (30) days' written notice if a majority of the Board of Directors of Employer determines that Employee has failed to perform his/her duties according to generally accepted professional standards in the community in which Employer conducts its business, or that Employee is in material breach or violation of any of the terms of this Agreement, or other good cause exists. Good cause shall include, without limitation:

                           (a)      The conviction of Employee of a crime that
would, in the opinion of Employer, have a material adverse effect on the performance of Employee's duties hereunder or on the reputation or business of Employer;

                           (b)      The disability of Employee for a cumulative
period of sixty (60) days during any twelve (12) month period. For purposes of this Agreement, the term "disability" shall mean the inability of Employee, by reason of physical or mental illness or debilitation, to perform substantially all of Employee's duties hereunder, determined by Employer in its sole and absolute discretion;

                           (c)      Employee commits a breach of any term,
covenant or condition of this Agreement.

                  4.2.3 Automatic Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate without notice upon the happening of any of the following events:

                           (a)      the death of Employee; or

                           (b)      the sale, transfer or other disposition of
all of Employee's stock in Care Source.

         4.3 Termination Date. The date upon which this Agreement terminates pursuant to this Section 4 is referred to in this Agreement as the "Termination Date." Upon the termination of this Agreement, Employer shall pay to Employee all amounts of Salary due for services already rendered to or on behalf of Employer pursuant to Section 2.1.

5.       CONFIDENTIAL INFORMATION; UNFAIR COMPETITION

         5.1 Unfair Competition. Employee acknowledges that as an employee of Employer, Employee has a fiduciary duty to act in Employer's best interests while Employee maintains Employee's


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employment with Employer. Employee further acknowledges that as and when that relationship is terminated, Employee will continue to have a fiduciary duty not to engage in unfair conduct which would damage Employee's former employer by wrongfully interfering with its business. Such unfair conduct would include, without limitation, (a) attempting to persuade any contractors of Employer to become contractors of Employee or of another company in which Employee has an interest or contemplates having an interest; (b) soliciting employees of Employer to leave and work elsewhere; (c) using for the benefit of or disclosing to any third party any proprietary information of Employer. Proprietary information includes any type of information which is used in Employer's business and gives it an opportunity to obtain any advantage or benefit over competitors who do not know or use it.

         5.2 Agreement Not to Compete. At all times during the period that Employee is an employee of Employer and for a period of three (3) years following termination of such employment, Employee hereby agrees that he/she will not, either alone or with others, directly or indirectly be employed by, own an interest in, manage, or be a partner, director, stockholder, advisor or consultant of, any entity which provides and/or conducts an operation, service or business similar in nature and/or scope to that of Employer within the State of California.

6.       NOTICES.

         Any and all notices or other communications provided for herein shall be given in writing, either: (i) in person, to the President of Employer (or, if Employee is then President, to the Secretary of Employer) or to Employee, as the case may be or (ii) by registered or certified mail, return receipt requested, which shall be addressed as follows:

         To Employer:

                                OPTIMUM CARE SOURCE, LLC
                                428 Culver Boulevard
                                Playa del Rey, California 90293

         To Employee:           At the address set forth on
                                the signature page hereto

Either party may change its address for purposes of this Agreement by giving written notice of the new address in the manner provided in this Section.


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7.       OptimumCare Stock Options.

         Upon the execution of this Agreement, OptimumCare shall grant to each of the Care Source Principals options to purchase up to thirty three thousand (33,000) shares of OptimumCare common stock on the terms and conditions set forth in Exhibit "C" hereto. OptimumCare shall register the issuance of the shares issuable upon exercise of the stock options pursuant to the Stock Option Agreement on a registration statement on Form S-8.

8.       MISCELLANEOUS.

         8.1 Governing Law. This Agreement shall be subject to and governed by the laws of the State of California.

         8.2 Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         8.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and contains all of the agreements between the parties hereto with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

         8.5 Amendment and Waiver. This Agreement may be amended or revoked at any time by a written agreement executed by Employee and Employer. No change or modification of this Agreement shall be valid unless the same be in writing and signed by Employee and Employer. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party granting such waiver, and in no event shall any such waiver be deemed to be a waiver of any other term, covenant or condition of this Agreement.

         8.6 Headings. The headings of the articles, sections, subsections or paragraphs of this Agreement are inserted solely for convenience of reference, and shall not be deemed to govern, limit or aid in the construction or interpretation of any term of this Agreement.


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         IN WITNESS WHEREOF, Employer has caused this Agreement to be signed by its duly authorized President, and Employee has signed this Agreement, all on or as of the day and year first above written.

                                       EMPLOYER

                                       OPTIMUM CARE SOURCE, LLC
                                       a California limited liability company
                                       By: OptimumCare Corporation, as
                                              representative of Manager

                                       By:  /s/ Edward A. Johnson
                                            -----------------------------------
                                            Edward A. Johnson, President


                                       EMPLOYEE


                                       /s/ JOSEPH H. DADOURIAN
                                       ----------------------------------------
                                       Name:  JOSEPH H. DADOURIAN
                                       Address: 244 St. Albans Avenue
                                                South Pasadena, CA  91030


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                                    EXHIBIT A

                                     DUTIES

Joseph H. Dadourian, Ed.D.
Executive Vice President, Clinical Systems

Dr. Dadourian will be responsible for providing clinical leadership to the company. He will be actively involved in training and monitoring recruited professionals in the delivery of psychological services as well as identifying and resolving performance improvement concerns. Dr. Dadourian will also keep abreast of changes in regulatory agency requirements and payor requirements in the context of the delivery of clinically efficient and cost effective psychological services.

He will work closely with the five person committee of managers and act as Executive Vice President of Clinical Systems for the company. He will keep managers informed of key developments and accomplishments as well as working with them to identify new opportunities, establish goals and priorities, monitor clinical outcomes and take action as indicated.

Dr. Dadourian will attend seminars and conferences which have the potential of enhancing services. Attendance at these seminars and conferences will be approved by the Board of Directors of the company.
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                                    EXHIBIT B

                                     SALARY

Joseph H. Dadourian, Ed.D.                  $3,414 per month/$40,968 per year
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                                    EXHIBIT C

                      NON-QUALIFIED STOCK OPTION AGREEMENT